Exhibit 1

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of October 21, 2003, by and between WEBB INTERACTIVE SERVICES, INC., a Colorado corporation (the “Company”), and JONA, INC. (“Jona”).

Jona currently holds 7,500,000 shares (the “Outstanding Shares”) of common stock, no par value, of the Company (the “Common Stock”) and warrants representing the right to purchase an aggregate of 10,060,000 shares of Common Stock at a warrant exercise price of $1.00 per share (the “Warrants”).

The Company and Jona wish to exchange the Warrants for 1,800,000 shares of Common Stock. The exchange of the Warrants for the Common Stock (the “Exchange”) contemplated hereby will be effected in reliance upon the exemption from securities registration afforded by the provisions Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

The Company and Jona hereby agree as follows:

1. EXCHANGE.

Upon the terms and conditions set forth herein, the Company and Jona agree to exchange the Warrants for 1,800,000 shares of Common Stock. Upon execution and delivery of this Agreement by the Company and Jona: (i) the Warrants shall be deemed to have been cancelled and terminated and to be of no further force and effect; (ii) Jona shall promptly deliver and transfer to the Company warrant certificates for the Warrants; and (iii) upon receipt of the certificates for the Warrants the Company will cancel and retire the Warrants and issue and cause to be delivered to Jona within a reasonable period of time following receipt of the certificates for the Warrants stock certificates registered in the name of Jona, Inc. representing 1,800,000 shares of Common Stock (the “Securities”).

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF JONA.

Jona hereby represents and warrants to the Company and agrees with the Company that, as of the date of this Agreement:

2.1 Authorization; Enforceability. Jona is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with full power and authority to effect the Exchange and to execute and deliver this Agreement. This Agreement constitutes Jona’s valid and legally binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) or public policy.

2.2 Information. The Company has provided Jona with information regarding the business, operations and financial condition of the Company, and has granted to Jona the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the Exchange. Neither such information nor any other investigation conducted by Jona or any of its representatives shall modify, amend or otherwise affect Jona’s right to rely on the Company’s representations and warranties contained in this Agreement.

2.3 Limitations on Disposition. Jona acknowledges that, except as provided in this Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom.

2.4 Legend. Jona understands that the certificates representing the Securities may bear at issuance a restrictive legend in substantially the following form:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under such laws is available in connection with such offer or sale.”

2.5 No Conflict. The execution, delivery and performance by Jona of this Agreement (A) have been approved by all necessary action (corporate or other) on the part of Jona and (B) will not result in (i) any material violation of any provisions of its charter, bylaws or any other governing document in effect on the date hereof, (ii) any material violation of any instrument or contract to which it is a party or by which it is bound, or (iii) the creation of any material lien, charge or encumbrance upon any of its assets.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

The Company hereby represents and warrants to Jona and agrees with Jona that, as of the date of this Agreement:

3.1 Organization, Good Standing and Qualification. Each of the Company and each of its material subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to carry on its business as now conducted. Each of the Company and each of its material subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the consolidated business or financial condition of the Company and its material subsidiaries taken as a whole. For purposes of this Agreement, the term

“subsidiary” or “subsidiaries” shall mean any entity or entities in which the Company beneficially owns 20% or more of the voting equity thereof.

3.2 Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Exchange Agreement. All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under this Agreement has been taken, and no further consent or authorization of the Company, its Board of Directors, its stockholders, any governmental agency or organization (other than such approval as may be required under the Securities Act and applicable state securities laws) or any other person or entity is required.

3.3 Enforcement. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) or public policy.

3.4 Disclosure Documents; Agreements; Financial Statements; Other Information. The Company has filed with the Securities and Exchange Commission (the “Commission”): (i) the Company’s Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2002, (ii) Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2003 and June 30, 2003, as amended where appropriate, (iii) all Current Reports on Form 8-K, if any, and any other reports, required to be filed with the Commission since December 31, 2002 and prior to the date hereof and (iv) the Company’s definitive Proxy Statement for its 2003 Annual Meeting of Stockholders (collectively, the “Disclosure Documents”). The Company is not aware of any event occurring on or prior to the Exchange Date (other than the transactions effected hereby) that would require the filing of a Form 8-K, or with respect to which the Company intends to file, a Form 8-K after such date. Each Disclosure Document, as of the date of the filing thereof with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) and, as of the date of such filing, such Disclosure Document did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All agreements required to be filed as exhibits to the Disclosure Documents have been filed or incorporated by reference as required by the applicable provisions of the Exchange Act. Neither the Company nor any of its material subsidiaries is in breach of any agreement to which it is a party or by which it is bound where such breach could have a material adverse effect on (i) the business, operations, properties, financial condition, prospects or results of operations of the Company and its material subsidiaries taken as a whole, (ii) the transactions contemplated by this Agreement, (iii) the Securities or (iv) the ability of the Company to perform its obligations under this Agreement (collectively, a “Material Adverse Effect”). Except as set forth in the Disclosure Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under generally accepted accounting principles, are not required to be reflected in such financial statements (including the footnotes to such financial statements) and which, individually or in the aggregate, are not material to the business or financial condition of the Company and its material subsidiaries taken as a whole. As of their respective dates, the financial statements of the Company included in the Disclosure Documents have been prepared in accordance with generally accepted accounting principles consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

3.5 Disclosure. All information relating to or concerning the Company set forth in this Agreement or provided to Jona pursuant to paragraph 2.2 hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

3.6 Valid Issuance. The Securities are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (i) will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company (collectively, “Encumbrances”) and (ii) based in part upon the representations of Jona in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws.

3.7 No Conflict with Other Instruments. Neither the Company nor any of its material subsidiaries is in violation of any provisions of its charter, bylaws or any other governing document as amended and in effect on and as of the date hereof or in default or breach (and no event has occurred which, with notice or lapse of time or both, would constitute a default or breach) under any provision of any instrument or contract to which it is a party or by which it is bound (including, without limitation, any agreement between the Company and Jona), or of any provision of any Federal, state or foreign judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which violation, default or breach could reasonably be expected to have a Material Adverse Effect. The (i) execution, delivery and performance of this Agreement, and (ii) consummation of the transactions contemplated hereby will not, in any such case, result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default or breach under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or of any of its material subsidiaries.

4. MISCELLANEOUS.

4.1 Survival. The representations and warranties made by the parties herein shall survive the Exchange notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

4.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.3 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement and the transactions contemplated hereby (ii) it is not relying on any advice or representation of the other party in connection with entering into this Agreement or such transactions (other than the representations made in this Agreement), (iii) it has not received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the performance of its obligations hereunder and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such party.

4.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Colorado without regard to the conflict of laws provisions thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in City of Denver, for the adjudication of any dispute hereunder or under this Agreement or in connection herewith or with any transaction contemplated hereby or discussed herein or therein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

4.6 Headings; Drafting. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The parties shall be deemed to have participated jointly in the drafting of this Agreement, and no provision hereof shall be construed against any party as the drafter thereof.

4.7 Expenses. The Company and Jona shall each pay its own costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement.

4.8 Amendments. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Jona.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

WEBB INTERACTIVE SERVICES, INC.

By:	/s/ William R. Cullen

	Name:	William R. Cullen

	Title:	Chief Executive Officer

JONA, INC.

By:	/s/ Neil A. McMurry

	Name:	Neil A. McMurry

	Title:	President

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